EXHIBIT A
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01, of Idaho North Resources Corp.

Date: March 24, 2014

COEUR MINING, INC.

By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Senior Vice President and Chief Financial Officer

COEUR CAPITAL, INC.

By: /s/ Peter C. Mitchell
Name: Peter C. Mitchell
Title: Vice President